EXHIBIT 99.1

PRESS RELEASE

Senesco Technologies Reports First Quarter Fiscal 2012 Financial Results

BRIDGEWATER, N.J.—(BUSINESS WIRE)— Senesco Technologies, Inc. (“Senesco” or the “Company”) (NYSE Amex: SNT) today reported financial results for the first quarter of fiscal year 2012 which ended on September 30, 2011.

Highlights of the first quarter and recent weeks include:

•	Initiated patient dosing in its Phase 1b/2a clinical study of SNS01-T
•	Finalized an agreement with Mayo Clinic to study SNS01-T in multiple myeloma
•	Selected Criterium, Inc. to manage the operational aspects of Phase 1b/2a clinical study
•	Presented at the 2011 BIO Investor Forum Conference
•	Presented at the 13th Annual Rodman & Renshaw Healthcare Conference

“We are pleased to have dosed our first patient at Mayo Clinic in our first human clinical study of SNS01-T” said Leslie J. Browne, Ph.D., President and CEO of Senesco. “After a challenging journey to move our proprietary technology from the research lab to bedside, we now hope to see a benefit for the patient as we work to validate SNS01-T in the clinic.”

First Quarter Fiscal 2012 Financial Results

There was no revenue for the three month periods ended September 30, 2011 and September 30, 2010.

Research and development expenses for the three month period ended September 30, 2011 were $634,186 compared with $1,536,507 for the three month period ended September 30, 2010, a decrease of 59%. The lower expenditures were primarily due to a decrease in the costs incurred in connection with our development of SNS01-T for multiple myeloma.  Specifically, during the three month period ended September 30, 2010, the Company incurred significant costs related to its pivotal toxicology study and other preclinical work that it did not incur during the three month period ended September 30, 2011.

General and administrative expenses for the three month period ended September 30, 2011 were $645,959, compared with $668,884 for the three month period ended September 30, 2010, a decrease of 3%. The decrease was primarily due to a decrease in stock-based compensation, which was partially offset by an increase in professional fees and amortization of intangibles.

The loss applicable to common shares for the three month period ended September 30, 2011 was $1,947,829, or $0.02 per share, compared with a loss of $3,021,882, or $0.05 per share, for the three month period ended September 30, 2010. The decrease in the loss applicable to common shares was primarily the result of lower research and development expenses.

As of September 20, 2011 Senesco had cash and cash equivalents of $2,841,974, compared to cash and cash equivalents of $3,609,954 as of June 30, 2011. The Company believes that its cash resources are sufficient to fund the current business plan through March 31, 2012. However the Company has the ability to raise additional capital through its ATM facility, utilize its unused line of credit and, if necessary, delay certain costs which will provide Senesco with enough cash to fund operations at least through June 30, 2012.

About Multiple Myeloma

Multiple myeloma is an incurable cancer of plasma cells, a type of white blood cell derived from B-lymphocytes, normally responsible for the production of antibodies, in which abnormal cells accumulate in the bone marrow leading to bone lesions and interfering with the production of normal blood cells. Senesco was previously granted orphan drug status for SNS01-T, the Company’s lead drug candidate for treatment of multiple myeloma.

About Senesco Technologies, Inc.

Senesco Technologies is leveraging proprietary technology that regulates programmed cell death, or apoptosis. Accelerating apoptosis may have applications in treating cancer, while delaying apoptosis may have applications treating certain inflammatory and ischemic diseases. The Company has initiated a clinical study in multiple myeloma with its lead therapeutic candidate SNS01-T. Senesco has already partnered with leading-edge companies engaged in agricultural biotechnology and is entitled to earn research and development milestones and royalties if its gene-regulating platform technology is incorporated into its partners’ products.

Forward-Looking Statements

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the ability of the Company to consummate additional financings; the development of the Company’s gene technology; the approval of the Company’s patent applications; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company's license agreements; the acceptance by the market of the Company’s products; the timing and success of the Company’s preliminary studies, preclinical research and clinical trials; competition and the timing of projects and trends in future operating performance, the Company’s ability to comply with the continued listing standards of the NYSE Amex, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Senesco Technologies, Inc.
Leslie J. Browne, Ph.D., 908-864-4444
President & CEO
or
Investor Relations:
CEOcast, Inc.
Robert Woods, 212-732-4300
rwoods@ceocast.com

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30,	June 30,
	2011	2011

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,841,974	$3,609,954
Prepaid research supplies and expenses	1,824,519	1,446,064

Total Current Assets	4,666,493	5,056,018

Equipment, furniture and fixtures, net	3,324	3,782
Intangibles, net	3,596,709	3,524,731
Deferred income tax assets, net	-	-
Security deposit	5,171	12,358

TOTAL ASSETS	$8,271,697	$8,596,889

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$949,090	$559,525
Accrued expenses	651,085	509,806
Line of credit	2,199,108	2,199,108

Total Current Liabilities	3,799,283	3,268,439

Warrant liabilities	439,556	711,259
Grant payable	99,728	99,728

TOTAL LIABILITIES	4,338,567	4,079,426

STOCKHOLDERS' EQUITY:

Preferred stock, $0.01 par value, authorized 5,000,000 shares
Series A 10,297 shares issued and 3,645 and 3,690 shares outstanding, respectively	37	37
(liquidation preference of $3,827,250 and $3,792,252 at September 30, 2011 and June 30, 2011, respectively)
Series B 1,200 shares issued and outstanding	12	12
(liquidation preference of $1,260,000 and $1,230,000 at September 30, 2011 and June 30, 2011, respectively)
Common stock, $0.01 par value, authorized 250,000,000 shares, issued and outstanding 79,695,624 and 77,769,677, respectively	796,956	777,697
Capital in excess of par	65,832,389	64,488,152
Deficit accumulated during the development stage	(62,696,264)	(60,748,435)

Total Stockholders' Equity	3,933,130	4,517,463

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,271,697	$8,596,889

See Notes to Condensed Consolidated Financial Statements

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

			Cumulative
	Three months ended September 30,		Amounts from
	2011	2010	Inception

Revenue	$-	$-	$1,590,000

Operating expenses:
General and administrative	645,959	668,884	29,536,492
Research and development	634,186	1,536,507	19,303,544
Total operating expenses	1,280,145	2,205,391	48,840,036

Loss from operations	(1,280,145)	(2,205,391)	(47,250,036)

Other non-operating income (expense)

Grant income	-	-	244,479

Fair value – warrant liability	271,703	319,476	8,129,370

Sale of state income tax loss – net	-	-	586,442

Other noncash (expense) income, net	-	(111,265)	205,390

Loss on extinguishment of debt	-	-	(361,877)

Write-off of patents abandoned	-	-	(1,588,087)

Amortization of debt discount and financing costs	-	-	(11,227,870)

Interest expense – convertible notes	-	-	(2,027,930)

Interest (expense) income - net	(30,541)	(18,296)	380,515

Net loss	(1,038,983)	(2,015,476)	(52,909,604)

Preferred dividends	(908,846)	(1,006,406)	(9,786,660)

Loss applicable to common shares	$(1,947,829)	$(3,021,882)	$(62,696,264)

Basic and diluted net loss per common share	$(0.02)	$(0.05)

Basic and diluted weighted-average number of common shares outstanding	79,289,756	56,930,150